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                                                                    Exhibit 99.1




[CD&L LOGO]
Contacts:      Russell Reardon, CFO
               CD&L, Inc.
               (201) 487-7740

FOR IMMEDIATE RELEASE


             CD&L Reports Net Income Improvement For Full Year 2003

               * 2003 Full Year Net Income Six Times That of 2002*

SOUTH HACKENSACK, N.J., April 15, 2004 - CD&L, Inc. (Amex:CDV), one of the nation's leading providers of customized, time-critical delivery services announced 2003 full year net income of $1,682,833, or $.22 per basic share, compared to a 2002 full year net income of $285,103, or $.04 per basic share. The Company's full year revenue for 2003 reflected an approximate 5.6% increase over the 2002 fiscal year resulting in a reported revenue of $166,083,264, or $8,850,981 higher than the twelve months ending December 31, 2002.

         The Company's Chairman and CEO, Al Van Ness, said, "The CD&L team has worked extremely hard to improve the Company's operating performance, to identify and win new customers, to rationalize the Company's cost model and to support leading edge delivery technology services." Mr. Van Ness went on to say, "Our growth strategies, supported by the launch of a business development program which focuses on applying the Company's delivery logistical solutions in targeted markets is gathering momentum at the local, regional, and national level." Mr. Van Ness added, "We, at CD&L, remain committed to provide our customers with the highest level of delivery logistics solutions combined with technology offerings that best meet their needs."

         The Company's CFO, Russ Reardon reported that "CD&L's cost of revenue as a percentage of revenue has been reduced from 80.9% in 2002 to 80.3% in 2003. These cost margin improvements were the result of an increase in the use of independent contractors, and were offset by an SGA increase in the Company's bad debt reserves, legal accruals and additional premises rent for new facilities as a result of the expanded Company customer base." Mr. Reardon also commented that "the pace of new customers partnering with CD&L - which began in earnest in early 2003 - has the Company's current revenue run rate at 11% higher than the year just completed."

         Separately, Mr. Reardon indicated that "the Company's liquidity position has been positively impacted by the just completed debt restructuring which will be announced in a separate news release."

         CD&L, Inc. operates 67 facilities in 21 states providing last mile delivery solutions to various industries. The Company has over 1,400 employees and utilizes approximately 2,450 independent contractors to provide time-sensitive delivery services to thousands of customers across the country. Certain statements in this news release may be "forward-looking statements" within the meaning of Section 27A of the Securities and Exchange Act of 1933. These forward-looking statements include comments on the Company's improved operating performance, business development program, and increased revenues. Statements regarding future developments are based upon current expectations and involve certain risks and uncertainties that could cause actual results and developments to differ materially from the forward-looking statements. Potential risks include the risk that the Company's operating performance will not improve, or that its business development program will be unsuccessful, or that revenues will decrease as well as other risks specified in the Company's SEC filings.



                                      # # #




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



                           CD&L, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)


                                     ASSETS

                                                                           December 31,
                                                                      --------------------
                                                                        2003        2002
                                                                      --------    --------
CURRENT ASSETS:
  Cash and cash equivalents                                           $  1,697    $  1,452
  Accounts receivable, less allowance
     for doubtful accounts of $872
     and $492 in 2003 and 2002, respectively                            18,786      14,909
  Deferred income taxes                                                  1,542       1,535
  Prepaid expenses and other current assets                              2,526         584
                                                                      --------    --------

     Total current assets                                               24,551      18,480

EQUIPMENT AND LEASEHOLD IMPROVEMENTS, net                                1,446       1,233
GOODWILL, net                                                           11,531      11,531
DEFERRED FINANCING COSTS, net                                              437         661
NOTE RECEIVABLE FROM STOCKHOLDER,
  less allowance of $2,800 in 2002                                          --          --
NOTE RECEIVABLE AND SECURITY DEPOSITS                                    2,235       1,878
DEFERRED INCOME TAXES                                                      152          38
                                                                      --------    --------

           Total assets                                               $ 40,352    $ 33,821
                                                                      ========    ========


                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short-term borrowings                                               $  5,767    $     --
  Current maturities of long-term debt                                   2,585       3,442
  Accounts payable and bank overdrafts
    (bank overdrafts totaled $2,649 and $1,632
    in 2003 and 2002, respectively)                                      2,649       2,644
  Accrued expenses and other current liabilities                        11,743       9,525
                                                                      --------    --------

     Total current liabilities                                          22,744      15,611

LONG-TERM DEBT, net of current maturities                               11,785      14,041
OTHER LONG-TERM LIABILITIES                                                240         269
                                                                      --------    --------

           Total liabilities                                            34,769      29,921
                                                                      --------    --------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY :
  Preferred stock, $.001 par value; 2,000,000 shares authorized; no
     shares issued and outstanding                                          --          --
  Common stock, $.001 par value; 30,000,000 shares authorized,
     7,688,027 shares issued in 2003 and 2002                                8           8
  Additional paid-in capital                                            12,883      12,883
  Treasury stock, 29,367 shares at cost                                   (162)       (162)
  Accumulated deficit                                                   (7,146)     (8,829)
                                                                      --------    --------

      Total stockholders' equity                                         5,583       3,900
                                                                      --------    --------

            Total liabilities and stockholders' equity                $ 40,352    $ 33,821
                                                                      ========    ========

                           CD&L, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)

                                                              For the Years Ended December 31,
                                                        -----------------------------------------
                                                          2003             2002            2001
                                                        ---------       ---------       ---------

Revenue                                                 $ 166,083       $ 157,232       $ 160,544
Cost of revenue (exclusive of depreciation and
  amortization)                                           133,348         127,152         127,840
                                                        ---------       ---------       ---------

  Gross profit                                             32,735          30,080          32,704
                                                        ---------       ---------       ---------

Selling, general and administrative expenses               28,136          25,492          26,881

Goodwill impairment                                            --                           3,349
Depreciation and amortization                                 756           1,173           2,476

  Other (income) expense, net                              (1,496)            206           4,685
  Interest expense                                          2,534           2,734           2,897
                                                        ---------       ---------       ---------

                                                           29,930          29,605          40,288
                                                        ---------       ---------       ---------

Income (loss) from continuing operations before
  provision (benefit) for income taxes                      2,805             475          (7,584)
Provision (benefit) for income taxes
                                                            1,122             190          (1,780)
                                                        ---------       ---------       ---------

Income (loss) from continuing operations                $   1,683             285          (5,804)
                                                        ---------       ---------       ---------

Discontinued operations
  Provision for loss on disposal of assets, net of
  benefit for income taxes of $0, $0 and $240,
  respectively                                                 --              --            (465)
                                                        ---------       ---------       ---------
Loss from discontinued operations                              --              --            (465)
                                                        ---------       ---------       ---------
   Net income (loss)                                    $   1,683       $     285       ($  6,269)
                                                        =========       =========       =========

Basic income (loss) per share :
  Continuing operations                                 $     .22       $     .04       ($    .76)
  Discontinued operations                                     .00             .00            (.06)
                                                        ---------       ---------       ---------
  Net income (loss) per share                           $     .22       $     .04       ($    .82)
                                                        =========       =========       =========

Diluted income (loss) per share :
  Continuing operations                                 $     .21       $     .03       ($    .76)
  Discontinued operations                                     .00             .00            (.06)
                                                        ---------       ---------       ---------
  Net income (loss) per share                           $     .21       $     .03       ($    .82)
                                                        =========       =========       =========

Basic weighted average common
  shares outstanding                                        7,659           7,659           7,659
                                                        =========       =========       =========
Diluted weighted average common
  shares outstanding                                        8,174           8,167           7,659
                                                        =========       =========       =========


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